Exhibit 23(a)

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


 We have issued our report dated January 12, 1996, accompanying the consolidated financial statements incorporated by reference or included in the 1995 Annual Report of Harleysville National Corporation on Form 10-K for the year ended December 31, 1995. We hereby consent to the incorporation by reference of said report in the Registration Statements of Harleysville National Corporation on Form S-3 (Registration No. 33-57790, effective February 3, 1993) and Form S-8 (Registration No. 33-69784, effective October 1, 1993).


GRANT THORNTON LLP

Philadelphia, Pennsylvania

March 25, 1996

                             Exhibit 23(b)

                        INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Harleysville National Corporation


Re: Registration Statement on Form S-3 (Registration No. 33-57790) Registration Statement on Form S-8 (Registration No. 33-69784)


 We consent to the incorporation by reference in the above listed registration statements of Harleysville National Corporation (The Company) of our report dated January 31, 1995 related to the consolidated balance sheets of Harleysville National Corporation and its subsidiaries as of December 31, 1994 and 1993 and the related consolidated statements of income, shareholders' equity and cash flows for each of the years then ended, which report appears in the December 31, 1995 Form 10-K of Harleysville National Corporation. Our report contains an explanatory paragraph which discussed that the Company changed its method of accounting for investments in 1994 and income taxes in 1993.

KPMG PEAT MARWICK LLP

March 25, 1996

Philadelphia, Pennsylvania